[475662.EX4_35]1

Exhibit 4.35

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 1, 2012, among PNK (Biloxi), LLC (the “Guarantying Subsidiary”), a Delaware limited liability company and a subsidiary of Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of May 6, 2010 and as further amended by the First Supplemental Indenture, dated as of January 26, 2011, the Second Supplemental Indenture, dated as of January 28, 2011, and the Third Supplemental Indenture, dated as of January 28, 2011 as so supplemented (together with the Original Indenture, the “Indenture”) providing for the issuance of 8.75% Senior Subordinated Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantying Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantying Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guaranty”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to Section 4.14 of the Indenture, the Company has determined that the preservation of Biloxi Casino Corp., a Restricted Subsidiary, is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material aspect to the Holders of the Notes;

WHEREAS, pursuant to Section 5.01 of the Indenture, Biloxi Casino Corp. has been merged with PNK (Biloxi), LLC with PNK (Biloxi), LLC being the surviving entity;

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Guarantying Subsidiary and the Company have been done; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantying Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTY. The Guarantying Subsidiary hereby agrees to provide an unconditional Guaranty on the terms and subject to the conditions set forth in the Guaranty and in the Indenture including but not limited to Article 11 thereof.

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3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantying Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantying Subsidiary under the Notes, any Guaranties, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantying Subsidiary and the Company.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

Dated: August 1, 2012

PNK (BILOXI), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

PINNACLE ENTERTAINMENT, INC.

By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief
Financial Officer

ACE GAMING, LLC

By:	PNK Development 13, LLC
Its:	Sole Member

	By:	Biloxi Casino Corp.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Chief Financial Officer and
Treasurer

AREH MLK LLC

By:	Biloxi Casino Corp.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

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AREP BOARDWALK PROPERTIES LLC

By:	Biloxi Casino Corp.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

BELTERRA RESORT INDIANA, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

BOOMTOWN, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
Name: Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

CASINO MAGIC, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
Name: Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

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CASINO ONE CORPORATION

By:	/s/ Carlos A. Ruisanchez
Name: Carlos A. Ruisanchez
Title: Treasurer

LOUISIANA – I GAMING, A LOUISIANA
PARTNERSHIP IN COMMENDAM

By:	Boomtown, LLC
Its:	General Partner

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and
Chief Financial Officer

MITRE ASSOCIATES LLC

By:	PNK Development 13, LLC
Its:	Sole Member

	By:	Biloxi Casino Corp.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Chief Financial Officer and
Treasurer

OGLE HAUS, LLC

By:	Belterra Resort Indiana, LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

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PNK (BATON ROUGE) Partnership

By:	PNK Development 8, LLC
Its:	Managing Partner

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and
Chief Financial Officer

PNK (BOSSIER CITY), INC.

By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Treasurer

PNK DEVELOPMENT 7, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

PNK DEVELOPMENT 8, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

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PNK DEVELOPMENT 9, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK DEVELOPMENT 13, LLC

By:	Biloxi Casino Corp.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

PNK (ES), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK (LAKE CHARLES), L.L.C.

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member/Manager

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

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PNK (OHIO), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK (OHIO) II, LLC

By:	PNK (OHIO) LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and Chief Financial Officer

PNK (OHIO) III, LLC

By:	PNK (OHIO) LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and Chief Financial Officer

PNK (RENO), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

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PNK (RIVER CITY), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK (SCB), L.L.C.
By:	PNK Development 7, LLC
Its:	Sole Member
	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and Chief Financial Officer

PNK (ST. LOUIS RE), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK (STLH), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
Name: Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

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President Riverboat Casino-Missouri, Inc.

By:	/s/ Carlos A. Ruisanchez
Name: Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

PSW PROPERTIES LLC

By:	Biloxi Casino Corp.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

YANKTON INVESTMENTS, LLC

By:	/s/ John A. Godfrey
Name:	John A. Godfrey
Title:	Manager

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THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie H. Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President